EXHIBIT 2




                          AGREEMENT AND PLAN OF MERGER


                          Dated as of November 12, 1995


                                      Among


                                JOHNSON & JOHNSON


                                JNJ MERGER CORP.


                                       And


                               CORDIS CORPORATION

                                  TABLE OF CONTENTS






                                                                 Page
                                                                 ----

                                    ARTICLE I

                                   The Merger
                                   ----------

          SECTION 1.01.   The Merger  . . . . . . . . . . . . . .  1
          SECTION 1.02.   Closing   . . . . . . . . . . . . . . .  2
          SECTION 1.03.   Effective Time  . . . . . . . . . . . .  2
          SECTION 1.04.   Effects of the Merger   . . . . . . . .  3
          SECTION 1.05.   Articles of Incorporation and
                            By-Laws   . . . . . . . . . . . . . .  3
          SECTION 1.06.   Directors   . . . . . . . . . . . . . .  3
          SECTION 1.07.   Officers  . . . . . . . . . . . . . . .  3


                                   ARTICLE II

                Effect of the Merger on the Capital Stock of the
                ------------------------------------------------
               Constituent Corporations; Exchange of Certificates
               --------------------------------------------------

          SECTION 2.01.   Effect on Capital Stock   . . . . . . .  4
          SECTION 2.02.   Exchange of Certificates  . . . . . . .  5


                                   ARTICLE III

                         Representations and Warranties
                         ------------------------------

          SECTION 3.01.   Representations and Warranties of
                            the Company   . . . . . . . . . . . .  9
          SECTION 3.02.   Representations and Warranties of
                            Parent and Sub    . . . . . . . . . . 22


                                   ARTICLE IV

                    Covenants Relating to Conduct of Business
                    -----------------------------------------

          SECTION 4.01.   Conduct of Business   . . . . . . . . . 27
          SECTION 4.02.   No Solicitation   . . . . . . . . . . . 31



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                                                                       ----

                                    ARTICLE V

                              Additional Agreements
                              ---------------------

          SECTION 5.01.   Preparation of Form S-4 and the
                            Proxy Statement; Shareholders
                            Meeting   . . . . . . . . . . . . . . 35
          SECTION 5.02.   Letters of the Company's Accountants  . 36
          SECTION 5.03.   Letters of Parent's Accountants . . . . 36
          SECTION 5.04.   Accounting and Tax Matters  . . . . . . 37
          SECTION 5.05.   Foreign Approval  . . . . . . . . . . . 37
          SECTION 5.06.   Access to Information . . . . . . . . . 37
          SECTION 5.07.   Reasonable Efforts; Notification  . .   38
          SECTION 5.08.   Rights Agreement  . . . . . . . . . . . 40
          SECTION 5.09.   Stock Options   . . . . . . . . . . . . 40
          SECTION 5.10.   Indemnification and Insurance   . . . . 42
          SECTION 5.11.   Fees and Expenses   . . . . . . . . . . 43
          SECTION 5.12.   Public Announcements  . . . . . . . . . 44
          SECTION 5.13.   Affiliates  . . . . . . . . . . . . . . 44
          SECTION 5.14.   Stock Exchange Listing  . . . . . . . . 45
          SECTION 5.15.   Certain Litigation  . . . . . . . . . . 45
          SECTION 5.16.   Consent Solicitation  . . . . . . . . . 46
          SECTION 5.17.   United States Employee Benefits . . . . 46
          SECTION 5.18.   Employment Agreements . . . . . . . . . 48

                                   ARTICLE VI

                              Conditions Precedent
                              --------------------

          SECTION 6.01.   Conditions to Each Party's
                            Obligation To Effect the Merger   . . 48
          SECTION 6.02.   Conditions to Obligations of Parent
                            and Sub   . . . . . . . . . . . . . . 49
          SECTION 6.03.   Conditions to Obligations of the
                            Company   . . . . . . . . . . . . . . 50


                                   ARTICLE VII

                        Termination, Amendment and Waiver
                        ---------------------------------

          SECTION 7.01.   Termination   . . . . . . . . . . . . . 51
          SECTION 7.02.   Effect of Termination   . . . . . . . . 53
          SECTION 7.03.   Amendment   . . . . . . . . . . . . . . 53
          SECTION 7.04.   Extension; Waiver   . . . . . . . . . . 53




                                         -ii-















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                                                                       Page
                                                                       ----

                                  ARTICLE VIII

                               General Provisions
                               ------------------

          SECTION 8.01.   Nonsurvival of Representations and
                            Warranties    . . . . . . . . . . . . 54
          SECTION 8.02.   Notices   . . . . . . . . . . . . . . . 54
          SECTION 8.03.   Definitions   . . . . . . . . . . . . . 55
          SECTION 8.04.   Interpretation  . . . . . . . . . . . . 56
          SECTION 8.05.   Counterparts  . . . . . . . . . . . . . 56
          SECTION 8.06.   Entire Agreement; No Third-Party
                            Beneficiaries   . . . . . . . . . . . 56
          SECTION 8.07.   Governing Law . . . . . . . . . . . . . 56
          SECTION 8.08.   Assignment  . . . . . . . . . . . . . . 56
          SECTION 8.09.   Enforcement   . . . . . . . . . . . . . 57


          Exhibit A  Form of Company Affiliate Letter































                                        -iii-

                                   AGREEMENT AND PLAN OF MERGER dated as of
                              November 12, 1995, among JOHNSON & JOHNSON, a New Jersey corporation ("Parent"), JNJ MERGER CORP., a Florida corporation ("Sub"), and a wholly owned subsidiary of Parent, and CORDIS CORPORATION, a Florida corporation (the "Company").

                         WHEREAS the respective Boards of Directors of
               Parent, Sub and the Company have approved the merger of Sub into the Company, or the Company into Sub, at the election of Parent as set forth below (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of common stock, par value $l.00 per share, of the Company ("Company Common Stock"), other than shares owned by Parent or the Company or any subsidiary of Parent, will be converted into the right to receive common stock, par value $1.00 per share, of Parent ("Parent Common Stock");

                         WHEREAS Parent, Sub and the Company desire to make
               certain representations, warranties, covenants and agree-ments in connection with the Merger and also to prescribe various conditions to the Merger; and

                         WHEREAS, for Federal income tax purposes, it is
               intended that the Merger shall qualify as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").


                         NOW, THEREFORE, in consideration of the represen-
               tations, warranties, covenants and agreements contained in this Agreement, the parties hereto agree as follows:


                                         ARTICLE I

                                        The Merger
                                        ----------

                         SECTION 1.01.  The Merger.  Upon the terms and
                                        -----------
               subject to the conditions set forth in this Agreement, and in accordance with the Florida Business Corporation Act (the "FBCA"), Sub shall be merged with and into the Company at the Effective Time (as hereinafter defined). Following the Merger, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation

               (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Sub in accordance with the FBCA. Notwithstanding the foregoing, Parent may elect at any time prior to the Merger, instead of merging Sub into the Company as provided above, to merge the Company with and into Sub; provided, however, that the Company shall
                                  --------  -------
               not be deemed to have breached any of its representations, warranties, covenants or agreements set forth in this Agreement, and none of the conditions set forth in
               Sections 6.01 and 6.02 to Parent's and Sub's obligations to effect the Merger shall be deemed not to have been satisfied, to the extent such breach or failure of a condition results from such election. In such event, the parties hereto agree to execute an appropriate amendment to this Agreement in order to reflect the foregoing, and, where appropriate, to provide that Sub shall be the Surviving Corporation and shall continue under the name "Cordis Corporation". At the election of Parent, any direct wholly owned corporate subsidiary (as defined in Section 8.03) of Parent may be substituted for Sub as a constituent corporation in the Merger; provided, however, that the
                                          --------  -------
               Company shall not be deemed to have breached any of its representations, warranties, covenants or agreements set forth in this Agreement, and none of the conditions set forth in Sections 6.01 and 6.02 to Parent's and Sub's obligations to effect the Merger shall be deemed not to have been satisfied, to the extent such breach or failure of a condition results from such election. In such event, the parties hereto agree to execute an appropriate amendment to this Agreement in order to reflect such substitution.

                         SECTION 1.02.  Closing.  The closing of the Merger
                                        --------
               (the "Closing") will take place at 10:00 a.m. on a date to be specified by the parties, which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article VI (the "Closing Date"), at the offices of Cravath, Swaine & Moore, Worldwide Plaza,
               825 Eighth Avenue, New York, N.Y. 10019, unless another date, time or place is agreed to in writing by the parties hereto.

                         SECTION 1.03.  Effective Time.  As soon as practi-
                                        ---------------
               cable on the Closing Date, the parties shall deliver articles of merger or other appropriate documents (in any such case, the "Certificate of Merger") executed in accordance with the relevant provisions of the FBCA to the Florida Department of State for filing as required under the FBCA and shall make all other filings or recordings required under the FBCA. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Florida Department of State, or at such other time as Sub and the Company shall agree should be specified in the Certificate of Merger (the time the Merger becomes effective being the "Effective Time").

                         SECTION 1.04.  Effects of the Merger.  The Merger
                                        ----------------------
               shall have the effects set forth in Section 607.1106 of the FBCA.

                         SECTION 1.05.  Articles of Incorporation and By-
                                        ---------------------------------
               Laws.  (a)  The Restated Articles of Incorporation of the
               -----
               Company, as in effect immediately prior to the Effective Time, shall be amended as of the Effective Time so that
               Article III of such Restated Articles of Incorporation reads in its entirety as follows: "The total number of shares of all classes of stock which the Corporation shall have authority to issue is 100 shares of Common Stock, par value $1.00 per share", and, as so amended, such Restated Articles of Incorporation shall be the Articles of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

                         (b) The By-laws of the Company as in effect at the Effective Time shall be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

                         SECTION 1.06.  Directors.  The directors of Sub at
                                        ----------
               the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                         SECTION 1.07.  Officers.  The officers of the
                                        ---------
               Company at the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

























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                                                                          4


                                        ARTICLE II

                     Effect of the Merger on the Capital Stock of the
                     ------------------------------------------------
                    Constituent Corporations; Exchange of Certificates
                    --------------------------------------------------

                         SECTION 2.01.  Effect on Capital Stock.  As of the
                                        ------------------------
               Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or any shares of capital stock of Sub:

                         (a)  Capital Stock of Sub.  Each issued and out-
                              ---------------------
                    standing share of capital stock of Sub shall be con-verted into and become one validly issued, fully paid and nonassessable share of common stock, par value $1.00 per share, of the Surviving Corporation.

                         (b)  Cancellation of Treasury Stock and Parent-
                              ------------------------------------------
                    Owned Stock.  Each share of Company Common Stock that
                    ------------
                    is owned by the Company and each share of Company Common Stock owned by Parent or any subsidiary of Parent shall automatically be canceled and retired and shall cease to exist (together with the associated Right (as defined in Section 3.01(c)), and no Parent Common Stock or other consideration shall be delivered in exchange therefor.

                         (c)  Conversion of Company Common Stock.  Subject
                              -----------------------------------
                    to Section 2.02(e), each issued and outstanding share of Company Common Stock (other than shares to be canceled in accordance with Section 2.01(b)) together with the associated Right shall be converted into the right to receive that number (the "Exchange Ratio") of validly issued, fully paid and nonassessable shares of Parent Common Stock equal to the amount obtained by dividing $109 by the Average Closing Price (as hereinafter defined) and rounding to the nearest 1/10,000th of a share. The "Average Closing Price" shall be an amount equal to the average per share closing price of Parent Common Stock, as reported on the New York Stock Exchange ("NYSE") Composite Transaction Tape for the 10 trading days immediately preceding the Closing Date. As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive shares of

                    Parent Common Stock and any cash in lieu of fractional shares of Parent Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 2.02, in each case without interest. The foregoing notwithstanding, if between the date of this Agreement and the Effective Time the outstanding shares of Parent Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares or if Parent pays an extraordinary dividend, the Exchange Ratio shall be appropriately adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange or extraordinary dividend.

                         SECTION 2.02.  Exchange of Certificates.
                                        -------------------------
               (a)  Exchange Agent.  As of the Effective Time, Parent shall
                    ---------------
               deposit with First Chicago Trust Company of New York or such other bank or trust company as may be designated by Parent (and reasonably acceptable to the Company) (the "Exchange Agent"), for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Arti-cle II, through the Exchange Agent, certificates represent-ing the shares of Parent Common Stock (such shares of Parent Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") issuable pursuant to Section 2.01 in exchange for outstanding shares of Company Common Stock. Except as contemplated by Section 2.02(f), the Exchange Fund shall not be used for any other purpose. Parent agrees to make available to the Exchange Agent from time to time as needed, cash sufficient to pay cash in lieu of fractional shares.

                         (b)  Exchange Procedures.  As soon as reasonably
                              --------------------
               practicable after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Certificates") whose shares were converted into the right to receive shares of Parent Common Stock pursuant to Section 2.01(c), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, and which shall be in such form and have such other provisions as Parent may reasonably specify) and
               (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Certifi-cate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of shares of Parent Common Stock (rounded down to the nearest whole share) which such holder has the right to receive pursuant to the provisions of this Article II after taking into account all the shares of Company Common Stock then held by such holder under all such Certificates so surrendered, cash in lieu of fractional shares of Parent Common Stock to which such holder is entitled pursuant to
               Section 2.02(e) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.02(c), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock may be issued to a person other than the person in whose name the Certificate so surrendered is registered, if, upon presentation to the Exchange Agent, such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the issuance of shares of Parent Common Stock to a person other than the registered holder of such Certificate or establish to the reasonable satisfaction of Parent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.02(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certifi-cate representing shares of Parent Common Stock, cash in lieu of any fractional shares of Parent Common Stock as contemplated by this Section 2.02 and any dividends or other distributions to which such holder is entitled pursuant to
               Section 2.02(c). No interest will be paid or will accrue on any cash payable pursuant to Sections 2.02(c) or 2.02(e).

                         (c)  Distributions with Respect to Unexchanged
                              -----------------------------------------
               Shares.  No dividends or other distributions with respect to
               -------
               Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common

               Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.02(e) until the holder of record of such Certificate shall surrender such Certificate. Following surrender of any such Certificate, there shall be paid to the record holder of the certificate representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.02(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock.

                         (d)  No Further Ownership Rights in Company Common
                              ---------------------------------------------
               Stock.  All shares of Parent Common Stock issued upon the
               ------
               surrender for exchange of shares of Company Common Stock in accordance with the terms hereof (including any cash paid pursuant to Section 2.02(c) or 2.02(e)) shall be deemed to have been issued in full satisfaction of all rights pertain-ing to such shares of Company Common Stock, subject, how-
                                                           -------  ----
               ever, to the Surviving Corporation's obligation to pay any
               ----
               dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by the Company on such shares of Company Common Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this
               Article II.

                         (e)  No Fractional Shares.  (i)  No certificates
                              ---------------------
               or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent.

















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                                                                          8


                         (ii) Notwithstanding any other provision of this Agreement, each holder of shares of Company Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Parent Common Stock multiplied by the Average Closing Price.

                         (f)  Termination of Exchange Fund.  Any portion of
                              -----------------------------
               the Exchange Fund which remains undistributed to the holders of the Certificates for six months after the Effective Time shall be delivered to Parent, upon demand, and any holders of the Certificates who have not theretofore complied with this Article II shall thereafter look only to Parent for payment of their claim for Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock.

                         (g)  No Liability.  None of Parent, Sub, the
                              -------------
               Company or the Exchange Agent shall be liable to any person in respect of any shares of Parent Common Stock (or divi-dends or distributions with respect thereto) or cash the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                         (h)  Investment of Exchange Fund.  The Exchange
                              ----------------------------
               Agent shall invest any cash included in the Exchange Fund, as directed by Parent, on a daily basis. Any interest and other income resulting from such investments shall be paid to Parent.

                         (i)  Lost Certificates.  If any Certificate shall
                              ------------------
               have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock and any cash in lieu of fractional shares, and unpaid dividends and distributions on shares of Parent Common Stock deliverable in respect thereof, pursuant to this Agreement.


















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                                                                          9


                                        ARTICLE III

                              Representations and Warranties
                              ------------------------------

                         SECTION 3.01.  Representations and Warranties of
                                        ---------------------------------
               the Company.  The Company represents and warrants to Parent
               ------------
               and Sub as follows:

                         (a)  Organization, Standing and Corporate Power.
                              -------------------------------------------
                    Each of the Company and its Significant Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. Each of the Company and its subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed or to be in good standing (individually or in the aggregate) would not have a material adverse effect on the Company. The Company has delivered to Parent complete and correct copies of its Restated Articles of Incorporation and By-laws and the certificates of incorporation and by-laws (or similar organizational documents) of its Significant Subsidiaries, in each case as amended to the date hereof. For purposes of this Agreement, a "Significant Subsidiary" means any subsidiary of the Company that constitutes a significant subsidiary within the meaning of Rule 1-02 of Regulation S-X of the Securities and Exchange Commission (the "SEC").

                         (b)  Subsidiaries.  Schedule 3.01(b) lists each
                              -------------
                    subsidiary of the Company, together with its jurisdiction of incorporation or organization. All the outstanding shares of capital stock of each such subsidiary have been validly issued and are fully paid and nonassessable and, except as set forth on Schedule 3.01(b), owned by the Company, by another subsidiary of the Company or by the Company and another such subsidiary, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"). Except for the capital stock of its subsidiaries and except for the ownership interests set forth in

                    Schedule 3.01(b), the Company does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, joint venture or other entity.

                         (c)  Capital Structure.  The authorized capital
                              ------------------
                    stock of the Company consists of 50,000,000 shares of Company Common Stock and 2,500,000 shares of preferred stock, par value $1.00 per share ("Company Preferred Stock"). At the close of business on November 3, 1995,
                    (i) 16,515,892 shares of Company Common Stock were issued and outstanding, (ii) no shares of Company Common Stock were held by the Company in its treasury,
                    (iii) 1,478,284 shares of Company Common Stock were reserved for issuance upon the exercise of outstanding stock options granted pursuant to The Cordis Corporation Non Qualified Stock Option Plan, The Cordis Corporation Director Non-Qualified Stock Option Plan and The Webster Laboratories Plan or for issuance pursuant to the 1991 Performance Unit Award Plan and the Company's 401(k) Plan (such stock options and plans, collectively, the "Company Stock Plans"),
                    (iv) 16,515,892 shares of Company Common Stock were reserved for issuance upon exercise of the rights (the "Rights") distributed to the holders of Company Common Stock pursuant to the Rights Agreement dated as of October 13, 1995 (the "Rights Agreement"), between the Company and Chemical Mellon Shareholder Services L.L.C., as Rights Agent, and (v) no shares of Company Preferred Stock were issued or outstanding. Except as set forth above, as of the date of this Agreement, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. All outstanding shares of capital stock of the Company are, and all shares which may be issued pursuant to the Company Stock Plans will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into securities having the right to vote) on any matters on which shareholders of the Company may vote. Except as set forth above, as of the date of this Agreement, there are no securities, options, warrants, calls, rights, commitments, agree-ments, arrangements or undertakings of any kind to which the Company or any of its subsidiaries is a party or by which any of them is bound obligating the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or of any of its subsidiaries or obligating the Company or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. As of the date of this Agreement, there are not any outstanding contractual obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its subsidiaries.

                         (d)  Authority; Noncontravention.  The Company has
                              ----------------------------
                    the requisite corporate power and authority to enter into this Agreement and, subject to approval of this Agreement by the holders of a majority of the outstanding shares of Company Common Stock, to consummate the transactions contemplated by this Agreement to be consummated by it. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement to be consummated by it have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of this Agreement, to approval of this Agreement by the holders of a majority of the outstanding shares of Company Common Stock. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. Except as set forth on Schedule 3.01(d), the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its subsidiaries under, any provision of (i) the Restated Articles of Incorporation or By-laws of the Company or any provision of the comparable charter or organizational documents of any of its subsidiaries,

                    (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company or any of its subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any (A) statute, law, ordinance, rule or regulation or (B) judgment, order or decree applicable to the Company or any of its subsidiaries or their respective properties or assets, other than, in the case of clause (ii) and clause
                    (iii), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate would not (x) have a material adverse effect on the Company, (y) impair in any material respect the ability of the Company to perform its obligations under this Agreement, or (z) prevent or materially delay the consummation of any of the transactions contemplated by this Agreement to be consummated by it. No consent, approval, order or authorization of, or registration, declaration or filing with, any Federal, state or local government or any court, tribunal, administrative agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity"), is required by or with respect to the Company or any of its subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contem-plated by this Agreement to be consummated by it, except for (i) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and such foreign antitrust filings as may be applicable, (ii) the filing with the SEC of
                    (y) a proxy statement relating to the approval by the Company's shareholders of this Agreement (as amended or supplemented from time to time, the "Proxy Statement"), and (z) such reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (iii) the filing of the Certificate of Merger with the Florida Department of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (iv) the consents set forth on Schedule 3.01(d) and (v) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a material adverse effect on the Company or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

                         (e)  SEC Documents.  The Company has filed all
                              --------------
                    required reports, schedules, forms, statements and other documents with the SEC since June 30, 1995 (the "SEC Documents"). As of their respective dates, the SEC Documents complied as to form in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any SEC Document has been revised or superseded by a later-filed SEC Document, filed and publicly available prior to the date of this Agreement, as of the date of this Agreement, none of the SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents complied as of their respective dates of filing with the SEC as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjust-ments). Except as set forth in the Filed SEC Documents

                    (as defined below), and except for liabilities and obligations incurred in the ordinary course of business consistent with past practice, neither the Company nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by generally accepted accounting principles to be set forth on a consolidated balance sheet of the Company and its consolidated subsidiaries or in the notes thereto which, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the Company.

                         (f)  Information Supplied.  None of the informa-
                              ---------------------
                    tion supplied or to be supplied by the Company specifi-cally for inclusion or incorporation by reference in
                    (i) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of Parent Common Stock in the Merger (the "Form S-4") will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and (ii) the Proxy Statement will, at the date it is first mailed to the Company's shareholders and at the time of the meeting of the Company's shareholders held to vote on approval of this Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Sub specifically for inclusion or incorporation by reference in the Proxy Statement.

                         (g)  Absence of Certain Changes or Events.  Except
                              -------------------------------------
                    as disclosed in the SEC Documents filed and publicly available prior to the date of this Agreement (the "Filed SEC Documents"), and except as expressly contemplated by this Agreement, since the date of the most recent audited financial statements included in the Filed SEC Documents, the Company has conducted its business only in the ordinary course, and there has not been (i) any material adverse change in the Company,
                    (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's capital stock, (iii) any split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock,
                    (iv) (x) any granting by the Company or any of its subsidiaries to any officer of the Company or any of its subsidiaries of any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of the date of the most recent audited financial statements included in the Filed SEC Documents, (y) any granting by the Company or any of its subsidiaries to any officer of any increase in severance or termination pay, except as was required under any employment, severance or termination agreements in effect as of the date of the most recent audited financial statements included in the Filed SEC Documents or (z) any entry by the Company or any of its subsidiaries into any employment, severance or termination agreement with any officer, (v) any damage, destruction or loss, whether or not covered by insurance, that has or is likely to have a material adverse effect on the Company, or (vi) any change in accounting methods, principles or practices by the Company materially affecting its assets, liabilities or business, except insofar as may have been required by a change in generally accepted accounting principles.

                         (h)  Litigation.  Except as disclosed in the Filed
                              -----------
                    SEC Documents, there is no suit, action or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries (other than any such suit, action or proceeding challenging the acquisition by Parent or Sub of any shares of Company Common Stock or any provision of this Agreement or seeking to restrain or prohibit the consummation of the Merger) that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the Company, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any of its subsidiaries having, or which could reasonably be expected to have, any such effect.

                         (i)  Compliance with Laws.  (i)  Except as
                              ---------------------
                    disclosed in the Filed SEC Documents, the Company and its subsidiaries are in compliance with all applicable statutes, laws, ordinances, regulations, rules, judgments, decrees and orders of any Governmental Entity applicable to its business or operations, except for instances of possible noncompliance that, individually or in the aggregate, would not have a material adverse effect on the Company. To the knowledge of the Company, each of the Company and its subsidiaries has in effect all Federal, state, local and foreign governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights ("Permits"), necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and there has occurred no default under any such Permit, except for the lack of Permits and for defaults under Permits which, individually or in the aggregate, would not have a material adverse effect on the Company.

                         (j)  Absence of Changes in Benefit Plans; Labor
                              ------------------------------------------
                    Relations.  Except as disclosed in the Filed SEC
                    ----------
                    Documents, since the date of the most recent audited financial statements included in the Filed SEC Documents, there has not been any adoption or amendment in any material respect by the Company or any of its subsidiaries of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding in each case maintained or contributed to, or required to be maintained or contributed to, by the Company or its subsidiaries for the benefit of any current or former employee, officer or director of the Company or any of its subsidiaries (each, a "Benefit Plan" and, collectively, "Benefit Plans"). Except as set forth in Schedule 3.01(j) or as disclosed in the Filed SEC Documents, there exist no employment, severance, termination or indemnification agreements, arrangements or understandings between the

                    Company or any of its subsidiaries and any current or former employee, officer or director of the Company or any of its subsidiaries or any consulting agreement with the Company or any of its subsidiaries with respect to which the aggregate liability thereunder exceeds $100,000 or which cannot be cancelled by the Company or any such subsidiary without penalty on 30 days' or less notice. Each of the Tier I, Tier II, Tier III, and Tier IV Severance Agreements described in
                    Item 3 of the Company's Solicitation/Recommendation Statement on Schedule 14D-9 dated November 1, 1995 have been rescinded or otherwise terminated.

                         (k)  Benefit Plan Compliance.
                              ------------------------
                    (i) Schedule 3.01(k)(i) contains a list and brief description of all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as "Pension Plans"), "employee welfare benefit plans" (as defined in Section 3(l) of ERISA) and all other Benefit Plans maintained, or contributed to, or required to be contributed to, by the Company or any of its subsidiaries or any other person or entity that, together with the Company, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (the Company and each such other person or entity, a "Commonly Controlled Entity") for the benefit of any current or former employees, officers or directors of the Company or any of its subsidiaries. The Company has delivered or made available to Parent true, complete and correct copies of (1) each Benefit Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof), (2) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to each Benefit Plan (if any such report was required), (3) the most recent summary plan description for each Benefit Plan for which such summary plan description is required and (4) each trust agreement and group annuity contract relating to any Benefit Plan. Each Benefit Plan has been administered in all material respects in accordance with its terms and is in compliance with the applicable provisions of ERISA, the Code, all other applicable laws and all applicable collective bargaining agreements except where the failure to comply would not be reasonably expected to result in a material adverse effect on the Company.

                        (ii) Except as disclosed in Schedule 3.01(k)(ii), all Pension Plans have been the subject of determination letters from the Internal Revenue Service, or have filed a timely application therefor, to the effect that such Pension Plans are qualified and exempt from Federal income taxes under Section 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked nor has any such Pension Plan been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualifica-tion or materially increase its costs.


                       (iii) No Commonly Controlled Entity has incurred any liability which has not been fully paid to a Pension Plan under Title IV of ERISA (other than for contributions not yet due) or to the Pension Benefit Guaranty Corporation (other than for payment of premiums not yet due) that, when aggregated with other such liabilities, would result in a material adverse effect on the Company.


                        (iv) As of the most recent valuation date for each Pension Plan that is a "defined benefit pension plan" (as defined in Section 3(35) of ERISA subject to Title IV of ERISA (other than a multiemployer plan) (hereinafter a "Defined Benefit Plan")), there was not any material amount of "unfunded benefit liabilities" (as defined in Section 4001(a)(18) of ERISA) under such Defined Benefit Plan, and the Company is not aware of any facts or circumstances that would materially adversely change the funded status of any such Defined Benefit Plan. The Company has furnished or made available to Parent the most recent actuarial report or valuation with respect to each Defined Benefit Plan and has no reason to believe that the conclusions expressed in those reports or valuations are incorrect.

                         (v)  No Commonly Controlled Entity has been
                    required at any time within the five calendar years preceding the date hereof or is required currently to contribute to any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) or has withdrawn from any multiemployer plan where such withdrawal has resulted or would result in any "withdrawal liability" (within the meaning of Section 4201 of ERISA) that has not been fully paid.

                        (vi) With respect to any Benefit Plan that is an employee welfare benefit plan, except as disclosed in
                    Schedule 3.01(k)(vi), (1) no such Benefit Plan is funded through a "welfare benefits fund", as such term is defined in Section 419(e) of the Code, and (2) each such Benefit Plan that is a "group health plan", as such term is defined in Section 5000(b)(1) of the Code, complies substantially with the applicable requirements of Section 4980B(f) of the Code.


                       (vii) Schedule 3.01(k)(vii) lists all outstanding Options as of November 1, 1995, showing for each such
                    Option: (1) the number of shares issuable, (2) the number of vested shares, (3) the date of expiration and
                    (4) the exercise price.



                      (viii) Except as provided in Section 5.09 or as listed on Schedule 3.01(m) and except with respect to the Options listed on Schedule 3.01(k)(vii), no employee of the Company or any of its subsidiaries will be entitled to any additional compensation or benefits or any acceleration of the time of payment or vesting of any compensation or benefits under any Benefit Plan as a result of the transactions contemplated by this Agreement.


                        (ix) Except as set forth in Schedule 3.01(k)(ix) or as contemplated under Section 5.17, neither the Company or any of its subsidiaries nor any person acting on behalf of the Company or any of its subsidiaries has, in contemplation of any corporate transaction involving Parent or Sub, issued any written communication to, or otherwise made or entered into any legally binding commitment with, any employees of the Company or of any of its subsidiaries to the effect that, following the date hereof, (i) any benefits or compensation provided to such employees under existing Benefit Plans or under any other plan or arrangement will be enhanced, (ii) any new plans or arrangements providing benefits or compensation will be adopted,
                    (iii) any Benefit Plans will be continued for any period of time, or (iv) any plans or arrangements provided by Parent or Sub will be made available to such employees.

                         (l)  Taxes.  Each of the Company and each of its
                              ------
                    subsidiaries, and each affiliated, consolidated, combined or unitary group of which the Company or any of subsidiaries is a member (an "Affiliated Group"), has filed all material tax returns and reports required to be filed by it and has paid (or the Company has paid on its behalf) all taxes required to be paid by it (other than taxes, the failure to pay which would not, individually or in the aggregate, have a material adverse effect on the Company), and the most recent financial statements contained in the Filed SEC Documents reflect an adequate reserve for all material taxes payable by the Company and its subsidiaries for all taxable periods and portions thereof through the date of such financial statements. No deficiencies for any taxes have been proposed, asserted or assessed against the Company or any of its subsidiaries or any Affiliated Group (other than deficiencies, the liability for which would not, individually or in the aggregate, have a material adverse effect on the Company), and no requests for waivers of the time to assess any taxes are pending. The Federal income tax returns of the Company and each of its subsidiaries consolidated in such returns have been examined by the United States Internal Revenue Service for all years through 1992. None of the assets or properties of the Company or any of its subsidiaries is subject to any material tax lien. As used in this Agreement, "taxes" shall include all Federal, state, local and foreign income, property, sales, excise and other taxes, tariffs or governmental charges of any nature whatsoever, including any interest, penalties or additions with respect thereto.

                         (m)  No Excess Parachute Payments.  Except as
                              -----------------------------
                    described on Schedule 3.01(m), no amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of the Company or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Benefit Plan currently in effect would be an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code).

                         (n)  Voting Requirements.  The affirmative vote of
                              --------------------
                    the holders of a majority of the outstanding shares of Company Common Stock approving this Agreement is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Agreement and the transactions contemplated by this Agreement.

                         (o)  State Takeover Statutes.  The Board of
                              ------------------------
                    Directors of the Company has approved the Merger and this Agreement, and such approval is sufficient to render inapplicable to the Merger and this Agreement, and the transactions contemplated by this Agreement, the provisions of Section 607.0901 and Section 607.0902 of the FBCA to the extent, if any, any such Section is applicable to the Merger and this Agreement and the transactions contemplated by this Agreement.

                         (p)  Brokers.  No broker, investment banker,
                              --------
                    financial advisor or other person, other than Morgan Stanley & Co. Incorporated ("Morgan Stanley"), the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has provided Parent with a true and correct copy of the fee letter between the Company and Morgan Stanley.

                         (q)  Opinion of Financial Advisor.  The Company
                              -----------------------------
                    has received the opinion of Morgan Stanley, dated the date hereof, to the effect that, as of such date, the consideration to be received in the Merger by the Company's shareholders (other than Parent and its affiliates) is fair to such shareholders from a financial point of view, a signed copy of which opinion has been delivered to Parent.

                         (r)  Accounting Matters.  Neither the Company nor,
                              -------------------
                    to its knowledge, any of its affiliates, has taken or agreed to take any action that (without regard to any action taken or agreed to be taken by Parent or any of its affiliates) would prevent Parent from accounting for the business combination to be effected by the Merger as a pooling of interests.

                         (s)  Tax Matters.  Neither the Company nor, to its
                              ------------
                    knowledge, any of its affiliates, has taken or agreed to take any action, or knows of any circumstances, that (without regard to any action taken or agreed to be taken by Parent or any of its affiliates) would prevent the Merger from qualifying as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code or that would result in the conditions set forth in clauses (iii) and (iv) of Section 6.03(c) not being true.

                         SECTION 3.02.  Representations and Warranties of
                                        ---------------------------------
               Parent and Sub.  Parent and Sub represent and warrant to the
               ---------------
               Company as follows:

                         (a)  Organization Standing and Corporate Power.
                              ------------------------------------------
                    Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. Each of Parent and Sub is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its Properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed or to be in good standing (individually or in the aggregate) would not have a material adverse effect on Parent. Parent has delivered to the Company complete and correct copies of its Certificate of Incorporation and By-laws and the Articles of Incorporation and By-laws of Sub, in each case as amended to the date hereof.

                         (b)  Capital Structure.  The authorized capital
                              ------------------
                    stock of Parent consists of 1,080,000,000 shares of Parent Common Stock and 2,000,000 shares of Preferred Stock without par value. At the close of business on November 3, 1995, (i) 767,411,606 shares of Parent Common Stock were issued and outstanding,
                    (ii) 120,017,106 shares of Parent Common Stock were held by Parent in its treasury, (iii) not more than 38,000,000 shares of Parent Common Stock were reserved for issuance upon exercise of outstanding employee and director stock options to purchase shares of Parent Common Stock and (iv) no shares of Parent Preferred Stock were outstanding. Except as set forth above and for amounts which in the aggregate are not material, at the close of business on November 3, 1995, no shares of capital stock or other voting securities of the Parent were issued, reserved for issuance or outstanding. Other than the options referred to in clause (iii) above and as disclosed in Parent SEC Documents (as defined in Section 3.02(d)), as of the date of this Agreement, there are no material amounts of outstanding securities convertible into Parent Common Stock. All outstanding shares of capital stock of the Parent are, and all shares which may be issued pursuant to this Agreement will be, when issued in accordance with the terms hereof, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. As of the date of this Agreement, the authorized capital stock of Sub consists of 100 shares of common stock, par value $1.00 per share, all of which have been validly issued, are fully paid and nonassessable and are owned by Parent free and clear of any Liens.

                         (c)  Authority; Noncontravention.  Parent and Sub
                              ----------------------------
                    have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement to be consummated by them. The execution and delivery of this Agreement, and the consummation of the transactions contemplated by this Agreement to be consummated by them, in each case by Parent and/or Sub, as the case may be, have been duly authorized by all necessary corporate action on the part of Parent and Sub. This Agreement has been duly executed and delivered by Parent and Sub, and constitutes a valid and binding obligation of each such party, enforceable against each such party in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent or any of its subsidiaries under, any provision of (i) the certificate of incorporation or by-laws of Parent or Sub or any provision of the comparable charter or organizational documents of any other subsidiary of Parent, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Parent, Sub or any other subsidiary of

                    Parent or their respective properties or assets or
                    (iii) subject to the governmental filings and other matters referred to in the following sentence, any
                    (A) statute, law, ordinance, rule or regulation or
                    (B) judgment, order or decree applicable to Parent, Sub or any other subsidiary of Parent or their respective properties or assets, other than, in the case of clause (ii) and clause (iii), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate would not (x) have a material adverse effect on Parent, (y) impair in any material respect the ability of Parent and Sub to perform their respective obligations hereunder or
                    (z) prevent or materially delay the consummation of any of the transactions contemplated by this Agreement to be consummated by them. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent, Sub or any other subsidiary of Parent in connection with the execution and delivery of this Agreement by Parent and Sub or the consummation by Parent and Sub of the transactions contemplated by this Agreement to be consummated by them, except for (i) the filing of a premerger notification and report form under the HSR Act and such foreign antitrust filings as may be applicable, (ii) the filing with the SEC of the Form S-4 and such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (iii) the filing of the Certificate of Merger with the Florida Department of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business and (iv) such other consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the "blue sky" laws of various states, the failure of which to be obtained or made would not, individually or in the aggregate, have a material adverse effect on Parent or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

                         (d)  SEC Documents.  Parent has filed all required
                              --------------
                    reports, schedules, forms, statements and other documents with the SEC since December 31, 1994 (the "Parent SEC Documents"). As of their respective dates, the Parent SEC Documents complied as to form in all material respects with the requirements of the

                    Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents, and none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Parent SEC Document has been revised or superseded by a later-filed Parent SEC Document filed and publicly available prior to the date of this Agreement (the "Filed Parent SEC Documents"), as of the date of this Agreement, none of the Parent SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Parent included in the Parent SEC Documents complied as of their respective dates of filing with the SEC as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Parent and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the Filed Parent SEC Documents, and except for liabilities and obligations incurred in the ordinary course of business consistent with past practice, neither Parent nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by generally accepted accounting principles to be set forth on a consolidated balance sheet of Parent and its consolidated subsidiaries or in the notes thereto which, individually or in the aggregate, could reasonably be expected to have a material adverse effect on Parent.

                         (e)  Information Supplied.  None of the
                              ---------------------
                    information supplied or to be supplied by Parent or Sub specifically for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and (ii) the Proxy Statement will, at the date it is first mailed to the Company's shareholders and at the time of the meeting of the Company's shareholders held to vote on approval of this Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder, except that no representation is made by Parent or Sub with respect to statements made or incorporated by reference therein based on information supplied by the Company specifically for inclusion or incorporation by reference in the Form S-4.

                         (f)  Accounting Matters.  Neither Parent nor Sub
                              -------------------
                    nor, to Parent's knowledge, any affiliate of Parent, has taken or agreed to take any action that (without regard to any action taken or agreed to be taken by the Company or any of its affiliates) would prevent Parent from accounting for the business combination to be effected by the Merger as a pooling of interests.

                         (g)  Tax Matters.  Neither Parent nor Sub nor, to
                              ------------
                    Parent's knowledge, any affiliate of Parent, has taken or agreed to take any action, or knows of any circumstances, that (without regard to any action taken or agreed to be taken by the Company or any of its affiliates) would prevent the Merger from qualifying as a reorganization within the meaning of Sections 368(a)(1)(A) or 368(a)(2)(E) of the Code or that would result in the conditions set forth in clauses (iii) and
                    (iv) of Section 6.03(c) not being true.

                         (h)  Ownership of Company Common Stock.  As of the
                              ----------------------------------
                    date hereof, neither Parent nor, to its knowledge, any of its affiliates or associates (as such terms are defined under the Exchange Act), (i) beneficially owns, directly or indirectly, or (ii) is party to any agreement, arrangement or understanding providing for the acquisition, holding, voting or disposition of, in each case, shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for capital stock of the Company, which in the aggregate represent 10% or more of the outstanding shares of Company Common Stock after giving effect to the conversion, exercise or exchange of all such securities beneficially owned by Parent and its affiliates and associates which are convertible into or exercisable or exchangeable for capital stock of the Company.

                         (i)  Interim Operations of Sub.  Sub was formed
                              --------------------------
                    solely for the purpose of engaging in a business combination transaction with the Company and has engaged in no other business activities and has conducted its operations only as contemplated hereby.


                                        ARTICLE IV

                         Covenants Relating to Conduct of Business
                         -----------------------------------------

                         SECTION 4.01.  Conduct of Business.  (a)  Conduct
                                        --------------------       -------
               of Business by the Company.  During the period from the date
               ---------------------------
               of this Agreement to the Effective Time, the Company shall, and shall cause its subsidiaries to, except as expressly contemplated or permitted by this Agreement or to the extent that Parent shall otherwise consent in writing, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use reasonable efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them to the end that their goodwill and ongoing businesses shall not be impaired in any material respect (individually, with respect to any Significant Subsidiary, or in the aggregate, with respect to the Company and its subsidiaries taken as a whole) at the Effective Time.

               Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, the Company shall not, and shall not permit any of its subsidiaries to, (except as expressly contemplated or permitted by this Agreement or to the extent that Parent shall otherwise consent in writing):

                         (i) (x) declare, set aside or pay any dividends
                    on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock, except for dividends by a direct or indirect wholly owned subsidiary of the Company to its parent,
                    (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (z) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;


                        (ii) issue, deliver, sell, pledge or otherwise
                    encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (other than the issuance of shares of Company Common Stock upon the exercise of Options outstanding on the date of this Agreement and in accordance with their present terms);


                       (iii) amend its articles of incorporation, by-laws
                    or other comparable charter or organizational documents;


                        (iv) except as set forth on Schedule 4.01(a)(iv),
                    acquire or agree to acquire (x) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint ven-ture, association or other business organization or division thereof or (y) any assets that are material, individually or in the aggregate, to the Company and its subsidiaries taken as a whole, except purchases of inventory in the ordinary course of business consistent with past practice;

                         (v) sell, lease, license, mortgage or otherwise
                    encumber or subject to any Lien or otherwise dispose of any of its properties or assets, except sales of inventory in the ordinary course of business consistent with past practice;


                        (vi) (y) incur any indebtedness for borrowed money
                    or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business consistent with past practice, or
                    (z) except as set forth on Schedule 4.01(a)(vi), make any loans, advances or capital contributions to, or investments in, any other person, other than (A) to the Company or any direct or indirect wholly owned subsidi-ary of the Company or (B) advances to employees in accordance with past practice;


                       (vii) except for the items listed on
                    Schedule 4.01(a)(vii), make or agree to make any new capital expenditure or expenditures which, individually, is in excess of $250,000 or, in the aggregate, are in excess of $5,000,000;


                      (viii) make any material tax election or settle or
                    compromise any material tax liability;


                        (ix) except as set forth on Schedule 4.01(a)(ix),
                    pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Company included in the Filed SEC Documents or incurred in the ordinary course of business consistent with past practice, or waive any material benefits of, or agree to modify in any material respect, any confidentiality, standstill or similar agreements to which the Company or any of its subsidiaries is a party;

                         (x) except in the ordinary course of business,
                    modify, amend or terminate any material contract or agreement to which the Company or any subsidiary is a party or waive, release or assign any material rights or claims;


                        (xi) enter into any contracts, agreements,
                    arrangements or understandings relating to the distribution, sale or marketing by third parties of the Company's or its subsidiaries' products or products licensed by the Company or its subsidiaries;


                       (xii) except as required to comply with applicable
                    law, (A) adopt, enter into, terminate or amend any Benefit Plan or other arrangement for the benefit or welfare of any director, officer or current or former employee, (B) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any director, officer or employee (except for normal increases or bonuses in the ordinary course of business consistent with past practice), (C) pay any benefit not provided for under any Benefit Plan, (D) except as permitted in clause (B), grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Benefit Plan (including the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock, or the removal of existing restrictions in any Benefit Plans or agreement or awards made thereunder) or (E) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or Benefit Plan;


                      (xiii) make any change in any method of accounting or
                    accounting practice or policy other than those required by generally accepted accounting principles;


                       (xiv) intentionally take any action that (without
                    regard to any action taken or agreed to be taken by Parent or any of its affiliates) would prevent Parent from accounting for the business combination to be effected by the Merger as a pooling of interests;

                        (xv) intentionally take any action that (without
                    regard to any action taken or agreed to be taken by Parent or any of its affiliates) would prevent the Merger from qualifying as a reorganization within the meaning of Sections 368(a)(1)(A) or 368(a)(2)(E) of the Code or that would result in the conditions set forth in clauses (iii) and (iv) of Section 6.03(c) not being true; or


                       (xvi) authorize any of, or commit or agree to take
                    any of, the foregoing actions.

                         (b)  Other Actions.  The Company and Parent shall
                              --------------
               not, and shall not permit any of their respective subsidiaries to, take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect or (iii) any of the conditions to the Merger set forth in
               Article VI not being satisfied (subject to the Company's right to take action specifically permitted by
               Section 4.02).

                         (c)  Certain Tax Matters.  From the date hereof
                              --------------------
               until the Effective Time, (i) the Company and its subsidiaries will accurately prepare and timely file with the relevant taxing authority all tax returns and reports ("Post-Signing Returns") required to be filed; (ii) the Company and its subsidiaries will timely pay all taxes due and payable; (iii) the Company and its subsidiaries will make adequate provision on their books and records, to the extent required in accordance with generally accepted accounting principles, for all taxes due and payable after the Effective Time; and (iv) the Company and its subsidiaries will promptly notify Parent of any action, suit, proceeding, claim or audit pending against or with respect to the Company or any of its subsidiaries in respect of any tax where there is a reasonable possibility of a determination or decision which would reasonably be expected to have a material adverse effect on the Company's tax liabilities or tax attributes.

                         SECTION 4.02.  No Solicitation.  (a)  The Company
                                        ----------------
               and its officers, directors, employees, representatives and agents shall immediately cease any discussions or negotiations with any parties that may be ongoing with respect to a takeover proposal. The Company shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any of its officers, directors or employees or any investment banker, attorney or other advisor or representative retained by it or any of its subsidiaries to, (i) solicit, initiate or knowingly encourage the submission of, any takeover proposal, or (ii) participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, or take any other action knowingly to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any takeover proposal; provided, however, that to the extent
                                  --------  -------
               required by the fiduciary obligations of the Board of
               Directors of the Company, determined by a majority of the members thereof based on the advice of outside counsel, the Company may, (A) in response to an unsolicited takeover proposal and subject to compliance with Section 4.02(c), furnish non-public information with respect to the Company to any person pursuant to a customary confidentiality agreement (as determined by the Company's outside counsel) and discuss such information (but not the terms of any possible takeover proposal) with such person and (B) upon receipt by the Company of an unsolicited takeover proposal, and subject to compliance with Section 4.02(c), participate in negotiations and discussions regarding such takeover proposal. For purposes of this Agreement, "takeover proposal" means any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of 15% or more of the consolidated assets of the Company and its subsidiaries or 20% or more of any class of equity securities of the Company or any of its Significant Subsidiaries or any tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of any class of equity securities of the Company or any of its Significant Subsidiaries, or any merger, consolidation, business combination, sale of substantially all assets, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its subsidiaries, other than the transactions contemplated by this Agreement, or any other transaction the consummation of which could reasonably be expected to impede, interfere with, prevent or materially delay the Merger or which would reasonably be expected to dilute materially the benefits to Parent of the transactions contemplated hereby.

                         (b) Except as set forth in this Section 4.02, neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or Sub, the approval or recommendation by such Board of Directors or any such committee of this Agreement or the Merger,
               (ii) approve or recommend, or propose to approve or recommend, any takeover proposal or (iii) enter into any agreement with respect to any takeover proposal. Notwithstanding the foregoing, the Board of Directors of the Company, to the extent required by the fiduciary obligations thereof, as determined in good faith by a majority of the members thereof based on the advice of outside counsel, may (subject to the following sentences), withdraw or modify its approval or recommendation of this Agreement or the Merger, approve or recommend any superior proposal (as defined below), enter into an agreement with respect to such superior proposal or terminate this Agreement, in each case at any time after a reasonable period of time following Parent's receipt of written notice (a "Notice of Superior Proposal") advising Parent that the Board of Directors of the Company has received a superior proposal, specifying the material terms and conditions of such superior proposal and identifying the person making such superior proposal (it being understood that any amendment to a superior proposal shall necessitate an additional reasonable time period). In addition, if the Company proposes to enter into an agreement with respect to any takeover proposal, it shall concurrently with entering into such agreement pay, or cause to be paid, to Parent the Expenses (as defined in Section 5.11(c)) and the Termination Fee (as defined in Section 5.11(b)). For purposes of this Agreement, "superior proposal" means a bona fide proposal made by a third party to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than 50% of the shares of Company Common Stock then outstanding or all or substantially all the assets of the Company, and otherwise on terms which a majority of the disinterested members of the Board of Directors of the Company determines in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation) to be more favorable to the Company's shareholders than the Merger and for which financing, to the extent required, is then committed or which, in the good faith judgment of a majority of such disinterested members, is reasonably capable of being financed by such third party.

                         (c) In addition to the obligations of the Company set forth in paragraph (b), the Company promptly shall advise Parent in writing of any request for information or of any takeover proposal, or any inquiry with respect to or which reasonably could be expected to lead to any takeover proposal, and the material terms and conditions of such request, takeover proposal or inquiry. The Company will keep Parent informed in all material respects of the status and details (including amendments or proposed amendments) of any such takeover proposal or inquiry.

                         (d) Nothing contained in this Section 4.02 shall prohibit the Company from (i) taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or (ii) making any disclosure to the Company's shareholders if, in the good faith judgment of the majority of the members of the Board of Directors of the Company, after consultation with outside counsel, failure to so disclose would be inconsistent with applicable laws; provided that the Company does not, except
                                --------
               in accordance with the provisions of Section 4.02(b), withdraw or modify, or propose to withdraw or modify, its position with respect to the Merger or approve or recommend, or propose to approve or recommend, a takeover proposal.

                         (e)  The provisions of Section 4.02(a), (b) and
               (c), and Section 5.11(b), shall be inapplicable during the Termination Period (as defined in Section 7.01(e)); provided, however, that during the Termination Period, the
               --------  -------
               Company shall not enter into a definitive agreement with respect to any takeover proposal or terminate this Agreement pursuant to Section 7.01(d) until two business days following Parent's receipt of written notice specifying the material terms and conditions of such takeover proposal and identifying the person making such takeover proposal and stating that the Board of Directors of the Company intends to approve or recommend such takeover proposal. During such two business day period, Parent shall be entitled to elect to immediately and irrevocably terminate the Termination Period and any such irrevocable termination shall be effective immediately upon delivery of written notice thereof to the Company in the manner prescribed in Section 4.02(f) and at such time the provisions of Section 4.02(a),
               (b) and (c) and Section 5.11(b) shall become immediately applicable.

                         (f)  In addition to its right under
               Section 4.02(e), Parent shall be entitled to elect at any time to immediately and irrevocably terminate the Termination Period and any such termination shall be effective immediately upon delivery of written notice thereof to the Company in the manner prescribed in the next sentence and at such time the provisions of Section 4.02(a),
               (b) and (c) and Section 5.11(b) shall become immediately applicable. Any notice by Parent to the Company of termination of the Termination Period may be given by facsimile transmission addressed to Ana Maria Gonzalez, Esq. (Telecopy No.: (305) 824-2747; Confirmation
               No.: (305) 824-2035) and Charles I. Cogut, Esq. (Telecopy
               No.: (212) 455-3418; Confirmation No.: (212) 455-2550) (or
               such other telecopy numbers as shall be specified by notice pursuant to Section 8.02) and such notice shall be deemed delivered upon completion of the transmissions. Parent shall promptly deliver copies of such facsimiles to the addressees thereof pursuant to Section 8.02.


                                         ARTICLE V

                                   Additional Agreements
                                   ---------------------

                         SECTION 5.01.  Preparation of Form S-4 and the
                                        -------------------------------
               Proxy Statement; Shareholders Meeting.  (a)  As soon as
               --------------------------------------
               practicable following the date of this Agreement, the Company and Parent shall prepare and file with the SEC the Proxy Statement and Parent shall prepare and file with the SEC the Form S-4, in which the Proxy Statement will be included as a prospectus. Each of the Company and Parent shall use all reasonable efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. The Company will use its reasonable efforts to cause the Proxy Statement to be mailed to the Company's shareholders as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Parent shall, at its expense, also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under any applicable state securities laws in connection with the issuance of Parent Common Stock in the Merger and under the Company Stock Plans. Each of Parent and the Company shall furnish all information concerning itself to the other as may be reasonably requested in connection with any such action and the preparation, filing and distribution of the Form S-4 and the preparation, filing and distribution of the Proxy Statement.

                         (b) The Company will, as soon as practicable following the date of this Agreement, establish a record date (which will be as soon as practicable following the date of this Agreement) for, duly call, give notice of, convene and hold a meeting of its shareholders (the "Shareholders Meeting") for the purpose of approving this Agreement; provided, however, that the Company may postpone
                          --------  -------
               or adjourn any Shareholders Meeting to a date no later than May 14, 1996, in order to facilitate the satisfaction of the condition set forth in Section 6.01(a). The Company will, through its Board of Directors, recommend to its shareholders approval of this Agreement, except to the extent that the Board of Directors of the Company shall have withdrawn or modified its approval or recommendation of this Agreement or the Merger as permitted by Section 4.02(b). Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to the first sentence of this Section 5.01(b) shall not be affected by
               (i) the commencement, public proposal, public disclosure or communication to the Company of any takeover proposal or
               (ii) the withdrawal or modification by the Board of Directors of the Company of its approval or recommendation of this Agreement or the Merger.

                         SECTION 5.02.  Letters of the Company's Accoun-
                                        -------------------------------
               tants.  (a) The Company shall use its reasonable efforts to
               ------
               cause to be delivered to Parent a "comfort" letter of Deloitte & Touche LLP, the Company's independent public accountants, dated a date within two business days before the date on which the Form S-4 shall become effective and addressed to Parent, customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

                         (b) The Company shall use its reasonable efforts to cause to be delivered to Parent letters from Deloitte & Touche LLP, addressed to Parent and the Company, one dated the date of the Proxy Statement, stating that after appropriate review of the Merger Agreement the Company is an entity which would qualify as a party to a pooling of interests transaction under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations, and one dated as of the Closing Date, confirming as of the Closing Date the previously delivered letter referred to above.

                         SECTION 5.03.  Letters of Parent's Accountants.
                                        --------------------------------
               (a) Parent shall use its reasonable efforts to cause to be delivered to the Company a "comfort" letter of Coopers & Lybrand L.L.P., Parent's independent public accountants, dated a date within two business days before the date on which the Form S-4 shall become effective and addressed to the Company, and in the form customarily given in securities offerings of Parent registered on Form S-4 in the past.

                         (b) Parent shall use its reasonable efforts to cause to be received by it letters from Coopers & Lybrand L.L.P., addressed to Parent, one dated the date of the Proxy Statement, stating that the Merger will qualify as a pooling of interests transaction under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations, and one dated as of the Closing Date, confirming as of the Closing Date the previously delivered letter referred to above.

                         SECTION 5.04.  Accounting and Tax Matters.
                                        ---------------------------
               (a) Parent shall not, and shall not permit any of its subsidiaries to, intentionally take any action that (without regard to any action taken or agreed to be taken by the Company or any of its affiliates) would prevent Parent from accounting for the business combination to be effected by the Merger as a pooling of interests.

                         (b) Parent shall not, and shall not permit any of its subsidiaries to, intentionally take any action that (without regard to any action taken or agreed to be taken by the Company or any of its affiliates) would prevent the Merger from qualifying as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code or that would result in the conditions set forth in clauses (iii) and (iv) of Section 6.03(c) not being true.

                         SECTION 5.05.  Foreign Approval.  The parties
                                        -----------------
               agree that the Merger shall not be implemented in the Federal Republic of Germany without the prior notification and/or approval of the German Federal Cartel Office.

                         SECTION 5.06.  Access to Information.  (a) The
                                        ----------------------
               Company shall, and shall cause each of its subsidiaries to, upon reasonable notice from Parent, afford to Parent, and to Parent's officers, employees, accountants, counsel, financial advisors and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, each of the Company shall, and shall cause each of its subsidiaries to, furnish promptly to Parent upon request (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of Federal or state securities laws or tax laws and (ii) all other information concerning its business, properties and personnel as Parent may reasonably request.

                         (b) Parent shall, and shall cause each of its subsidiaries to, upon reasonable notice from the Company, afford to Deloitte & Touche LLP, on behalf of the Company, reasonable access during normal business hours during the period prior to the Effective Time to any information reasonably related to the ability of Parent to account for the business combination to be effected by the Merger as a pooling of interests.

                         (c)  Each of the Company and Parent may make
               copies of documents provided to them pursuant this
               Section 5.06 at their own expense. The parties shall, and shall cause their respective officers, employees, accountants, counsel, financial advisors and other representatives to, hold any such information which is nonpublic in confidence on the same terms and conditions as set forth in the letter dated November 3, 1995, as amended from time to time, between the Company and Parent (the "Confidentiality Agreement").

                         SECTION 5.07.  Reasonable Efforts; Notification.
                                        ---------------------------------
               (a) The Company agrees to promptly effect all necessary filings required to be made by it under the HSR Act and any other domestic or foreign antitrust law, rule or regulation. Each of Parent and Sub agrees to (i) continue to process the filing made under the HSR Act on October 20, 1995, and to promptly effect all necessary filings required to be made by them under any other domestic or foreign antitrust law, rule or regulation, and (ii) promptly take, or cause their affiliates to take, if required by the Federal Trade Commission or its staff, the Assistant Attorney General in charge of the Antitrust Division or her staff, any state attorney general or its staff, or any other Governmental Entity, in each case in order to consummate the Merger, all steps (including executing agreements and submitting to judicial or administrative orders) to secure government antitrust clearance (including by avoiding or setting aside any preliminary or permanent injunction or other order of any Governmental Entity), including, without limitation, all steps to make arrangements for or to effect the sale or other disposition of particular assets or categories of assets or businesses of Parent, Sub, any of their affiliates and/or the Company or any of its subsidiaries and to hold separate (including, without limitation, pursuant to arrangements which restrict, limit or prohibit access to the Company or any of its subsidiaries and/or the voting of shares of capital stock of the Company or the voting stock of any of its subsidiaries) pending such sale or other disposition of particular assets or categories of assets, businesses or voting securities of the Company or the voting stock of any of its subsidiaries. All the actions required to be taken or to be taken hereunder by Parent, Sub or their affiliates pursuant to this Section 5.07 will be consistent with their respective obligations under applicable law or any agreement to which any of such person is a party.

                         (b) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all other things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including (i) the obtaining of all other necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all other reasonable steps as may be necessary to avoid an action or proceeding by any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the foregoing, the Company and its Board of Directors shall, if any state takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement or the other transactions contemplated by this Agreement, use all reasonable efforts to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated by this Agreement. Nothing herein shall limit or affect the Company's taking actions specifically permitted by Section 4.02(b).

                         SECTION 5.08.  Rights Agreement.  The Company
                                        -----------------
               shall take all necessary action to (i) render the Rights Agreement inapplicable to the Merger and the other transactions contemplated by this Agreement and (ii) ensure that (y) neither Parent nor any of its affiliates is an Acquiring Person (as defined in the Rights Agreement) pursuant to the Rights Agreement and (z) a Stock Acquisition Date or Distribution Date (in each case as defined in the Rights Agreement) does not occur by reason of the execution of this Agreement, the consummation of the Merger, or the consummation of the other transactions contemplated by this Agreement. The Board of Directors of the Company shall also take all further action (in addition to that referred to above) requested in writing by Parent (including redeeming the Rights immediately prior to the Effective Time or amending the Rights Agreement) in order to render the Rights inapplicable to the Merger and the other transactions contemplated by this Agreement. Except as provided above with respect to the Merger and the other transactions contemplated by this Agreement, or as requested in writing by Parent, the Board of Directors of the Company shall not
               (i) amend the Rights Agreement or (ii) take any action with respect to, or make any determination under, the Rights Agreement, including a redemption of the Rights or any action to facilitate a takeover proposal; provided that any
                                                         --------
               such action may be taken simultaneously with entering into an agreement pursuant to Section 4.02(b).

                         SECTION 5.09.  Stock Options.  (a)  As soon as
                                        --------------
               practicable following the date of this Agreement, the Board of Directors of the Company (or, if appropriate, any commit-tee administering the Company Stock Plans) shall adopt such resolutions or take such other actions as may be required to effect the following with respect to all options to purchase shares of Company Common Stock granted under the Company Stock Plans ("Options") not exercised prior to the Closing
               Date:

                         (i) adjust the terms of all such Options to
                    purchase shares of Company Common Stock to provide that, at the Effective Time, each Option outstanding immediately prior to the Effective Time shall be deemed to constitute an option to acquire, on substantially the same terms and conditions (including full exercisability at such time as such Option shall be exercisable by its terms), as were applicable to such Option under the terms of such Option and the applicable Company Stock Plans, the same number of shares of Parent Common Stock (rounded down to the nearest whole share) as the holder of such Option would have been entitled to receive pursuant to the Merger had such holder exercised such Option in full immediately prior to the Effective Time, at a price per share equal to (y) the aggregate exercise price for the shares of Company Common Stock otherwise purchasable pursuant to such Option divided by (z) the number of shares of Parent Common Stock deemed purchasable pursuant to such Option; provided, however, that (i) no
                                             --------  -------
                    certificate or scrip representing fractional shares of Parent Common Stock shall be issued in respect of any Option as adjusted pursuant to this Section 5.09 and
                    (ii) any such fractional share will not entitle the owner thereof to vote or to any rights of a shareholder of Parent; provided, further, that in the case of any
                               --------  -------
                    option to which Section 421 of the Code applies by reason of its qualification under any of Section 422 of the Code ("qualified stock options"), the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with
                    Section 424(a) of the Code; and


                        (ii) make such other changes to the Company Stock
                    Plans as it deems appropriate to give effect to the Merger (subject to the approval of Parent, which shall not be unreasonably withheld).

                         (b) The provisions in the Company Stock Plans and any other Benefit Plan providing for the issuance, transfer or grant of any capital stock of the Company or any interest in respect of any capital stock of the Company shall be deleted as of the Effective Time, and the Company shall use its best efforts to ensure that following the Effective Time no holder of an Option or any participant in any Company Stock Plan shall have any right thereunder to acquire any capital stock of the Company, Parent or the Surviving Corporation, except as provided in Section 5.09(a).

                         (c) As soon as practicable after the Effective Time, Parent shall deliver to the holders of Options appropriate notices setting forth such holders' rights pursuant to the respective Company Stock Plans and the agreements evidencing the grants of such Options shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 5.09 after giving effect to the Merger). Except as otherwise provided in this Section 5.09, Parent shall comply with the terms of the Company Stock Plans and ensure, to the extent required by, and subject to the provisions of such Company Stock Plans, that the Options which qualified as incentive stock options prior to the Effective Time continue to qualify as incentive stock options after the Effective Time.

                         (d) Parent agrees to use reasonable efforts to take such actions as are necessary for the conversion of the Options in accordance with this Section 5.09, including
               (i) the reservation, issuance and listing of Parent Common Stock as is necessary to effectuate the transactions contemplated by Section 5.09(a), (ii) entering into such agreements as are necessary to assume such Options and
               (iii) the filing of a registration statement on Form S-8, if necessary, to facilitate the public sale of stock issuable upon the exercise of such Options.

                         (e) A holder of an Option adjusted in accordance with this Section 5.09 may exercise such adjusted Option in whole or in part in accordance with its terms by delivering a properly executed notice of exercise to Parent, together with the consideration therefor and the Federal withholding tax information, if any, required in accordance with the related Company Stock Plan.

                         SECTION 5.10.  Indemnification and Insurance.
                                        ------------------------------
               (a) The by-laws of the Surviving Corporation shall contain the provisions with respect to indemnification and exculpation from liability set forth in the Company's by-laws on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of individuals who on or prior to the Effective Time were directors, officers, employees or agents of the Company.

                         (b) For six years from the Effective Time, Parent shall, unless Parent agrees in writing to guarantee the indemnification obligations set forth in Section 5.10(a), maintain in effect the current level and scope of directors' and officers' liability insurance covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy (a copy of which has been heretofore delivered to Parent), so long as the annual premium therefor would not be in excess of 200% of the last annual premium paid prior to the date of this Agreement (the "Company's Current Premium"). If such premiums for such insurance would at any time exceed 200% of the Company's Current Premium, then the Surviving Corporation shall cause to be maintained policies of insurance which, in the Surviving Corporation's good faith determination, provide the maximum coverage available at an annual premium equal to 200% of the Company's Current Premium. The Company represents to Parent that the Company's Current Premium is $561,088.

                         (c)  This Section 5.10 (i) shall survive the
               consummation of the Merger at the Effective Time, (ii) is intended to benefit the Company, Parent, the Surviving Corporation and the Indemnified Parties and their respective heirs, executors, administrators, representatives and successors, and (iii) is in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Indemnified Party may have by contract or otherwise. In the event that Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or
               (ii) transfers or conveys all or substantially all of its assets to any person, then, and in each such case, proper provision shall be made so that the successors, assigns and transferees of Parent and the Surviving Corporation, as applicable, assume the respective obligations of Parent and the Surviving Corporation set forth in this Section 5.10.

                         SECTION 5.11.  Fees and Expenses.  (a)  Except as
                                        ------------------
               provided below, all fees and expenses incurred in connection with the Merger, this Agreement and the transactions contem-plated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that expenses incurred in connection with the filing, printing and mailing of the Proxy Statement and the Form S-4 shall be shared equally by Parent and the Company.

                         (b) The Company shall promptly pay, or cause to be paid, to Parent a fee of $40,000,000 (the "Termination Fee"), payable in same day funds, plus all Expenses, if
               (i) this Agreement is terminated by the Company pursuant to

               Section 7.01(d) or (ii) prior to any termination of this Agreement (other than a termination (A) pursuant to Section 7.01(e) or (B) occurring after a Governmental Entity of competent jurisdiction shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable), a bona fide takeover proposal shall have been made public after the date hereof and prior to the Shareholders Meeting and the requisite approval of the Company's shareholders of the Merger shall not have been obtained upon a vote taken at a duly held Shareholders Meeting and, within 12 months of such termination, a transaction constituting a takeover proposal is consummated or the Company enters into an agreement with respect to, approves or recommends such takeover proposal.

                         (c) For purposes of this Section 5.11, "Expenses" means all documented out-of-pocket fees and expenses incurred or paid by or on behalf of Parent or any of its subsidiaries in connection with the Merger or any of the transactions contemplated by this Agreement, including all reasonable fees and expenses of counsel, investment banking firms, accountants, experts and consultants to Parent or any or its affiliates; provided, however, that the Company shall
                                  --------  -------
               not be obligated to make payments of Expenses pursuant to this Section 5.11 in excess of $10,000,000 in the aggregate.


                         SECTION 5.12.  Public Announcements.  Parent and
                                        ---------------------
               Sub, on the one hand, and the Company, on the other hand, will consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange or the Nasdaq National Market. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.

                         SECTION 5.13.  Affiliates.  (a)  Prior to the
                                        -----------
               Closing Date, the Company shall deliver to Parent a letter identifying all persons who are, at the time this Agreement is submitted for approval to the shareholders of the Company, "affiliates" of the Company for purposes of Rule 145 under the Securities Act or for purposes of qualifying the Merger for pooling of interests accounting treatment under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations. The Company shall use its reasonable efforts to cause each such person to deliver to Parent on or prior to the Closing Date a written agreement substantially in the form attached as Exhibit A hereto.

                         (b) Parent shall use its reasonable efforts to cause all persons who are "affiliates" of Parent for purposes of qualifying the Merger for pooling of interests accounting treatment under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations to comply with the fourth paragraph of Exhibit A hereto.

                         (c) For so long as resales of shares of Parent Common Stock issued pursuant to the Merger are subject to the resale restrictions set forth in Rule 145 under the Securities Act, Parent will use its reasonable efforts to comply with Rule 144(c)(1) under the Securities Act.

                         SECTION 5.14.  Stock Exchange Listing.  To the
                                        -----------------------
               extent Parent does not issue treasury shares in the Merger or under Company Stock Plans which are already listed, Parent shall use its reasonable efforts to cause the shares of Parent Common Stock to be issued in the Merger and under the Company Stock Plans to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.

                         SECTION 5.15.  Certain Litigation.  (a)  Each
                                        -------------------
               party agrees to use reasonable efforts to obtain a dismissal without prejudice of Johnson & Johnson and JNJ Acquisition Corp. v. Cordis Corporation, with each party bearing its own costs and attorneys' fees therefor. The Company agrees that it will not settle any litigation currently pending, or commenced after the date hereof, against the Company or any of its directors, without the prior written consent of Parent.

                         (b) The Company will not voluntarily cooperate with any third party which has sought or may hereafter seek to restrain or prohibit or otherwise oppose the Merger and will cooperate with Parent and Sub to resist any such effort to restrain or prohibit or otherwise oppose the Merger, unless the Board of Directors of the Company determines in good faith, after consultation with counsel, that failing so to cooperate with such third party or cooperating with Parent or Sub, as the case may be, would constitute a breach of the Board's fiduciary duties under applicable law.

                         SECTION 5.16.  Consent Solicitation.  Parent and
                                        ---------------------
               Sub shall immediately terminate the solicitation of Company shareholder consents, the Company shall immediately terminate the solicitation of revocations of consent with respect thereto, and each party shall withdraw the related SEC filings and cease soliciting written consents or revocations, as applicable, from the shareholders of the Company.

                         SECTION 5.17.  United States Employee Benefits.
                                        --------------------------------
               (a) For a period of one year following the Effective Time (the "Initial Period"), Parent and Sub agree to maintain for the benefit of employees of the Company and its subsidiaries who are employed in the United States ("U.S. Employees") the Benefit Plans listed on Schedule 5.17(a) (the "Scheduled Benefit Plans") or substitute plans which in the aggregate provide substantially equivalent benefits to the Scheduled Benefit Plans, for the employees of the Company and its subsidiaries. For the one-year period following the Initial Period, Parent shall provide or make available for the benefit of U.S. Employees who continue in employment during the one-year period following the Initial Period pension, health and welfare benefits which are substantially equivalent in the aggregate to such benefits provided or made available to other similarly situated employees of Parent and Sub. Following the completion of the Initial Period and the one-year period thereafter, Parent, in its sole discretion, shall determine the benefits to be provided or made available to U.S. Employees.

                         (b)  As of the Effective Time, U.S. Employees
               (i) shall be eligible for coverage under the terms and conditions of the written severance policy of Parent to the same extent such individuals would be eligible for coverage under such severance policy if they were employed by Parent or Sub and (ii) shall be given past service credit with the Company or its subsidiaries to the same extent such service was credited under the Company's written severance policy as of the Effective Time; provided, however, that each
                                      --------  -------
               U.S. Employee whose name is set forth on Schedule 5.18 shall not be eligible for severance benefits under the written severance policy of Parent, or any other severance policy of

               Parent, Sub or the Company or any of its subsidiaries, during the period that such individual is covered under an employment agreement described in such Schedule.

                         (c) As of the Effective Time, U.S. Employees shall be given past service credit for their service with the Company or its subsidiaries prior to the Effective Time
               (i) for all purposes under the terms and conditions of the Scheduled Benefit Plans (or any substitute plans provided pursuant to Section 5.17(a)) and, as provided in accordance with Section 5.17(b), under the terms and conditions of the written severance policy of Parent, and (ii) for eligibility and vesting purposes (but not for benefit accrual purposes other than with respect to the Company's vacation policy) under any other pension, health and welfare plan provided by Parent to the employees of the Company or its subsidiaries during the Initial Period or the one-year period thereafter to the same extent such service would be credited under the terms and conditions of such plans analogous to the Scheduled Benefit Plans as if such U.S. Employees were employed by Parent prior to the Effective Time; provided,
                                                               --------
               however, that no such past service credit will be given for
               -------
               any purpose with respect to Parent's post-retirement medical plan. Notwithstanding the foregoing, it is understood between the parties hereto that neither Parent nor Sub shall be required to provide any benefits from and after the Effective Time except as expressly provided in this
               Section 5.17.

                         (d) Parent agrees to (i) continue and maintain the Company's existing annual incentive compensation plans listed on Schedule 3.01(k)(i) in effect through the end of the Company's fiscal year ending June 30, 1996, and
               (ii) equitably adjust, as Parent deems necessary and appropriate in its sole discretion, any performance criteria established under such incentive plans for the annual award period ending on June 30, 1996, in order to eliminate any costs or expenses directly arising from the implementation of the Merger which would adversely impact upon the achievement of the applicable performance criteria. For calendar year 1996, Parent shall make available incentive compensation opportunities on terms and conditions substantially equivalent to those made available to similarly situated employees of Parent; it being understood, however, that for any award period under Parent's incentive plans which (i) is in effect on July 1, 1996 and
               (ii) commenced prior to July 1, 1996, the performance criteria and target awards payable shall be equitably adjusted, as Parent deems necessary and appropriate in its sole discretion, to reflect any shortened performance cycle.

                         (e) Parent and Sub acknowledge that, for purposes of those Benefit Plans listed on Schedule 3.01(m), the consummation of the Merger will constitute a "Change in Control" of the Company (as that term is defined in such plans, agreements and arrangements). Parent agrees (i) to cause the Surviving Corporation after consummation of the Merger to pay all amounts provided under such plans, agreements and arrangements as a result of a Change in Control of the Company in accordance with their terms as in effect on the date hereof and (ii) to honor and to cause the Surviving Corporation to honor, all rights and privileges to or with respect to any such plans, agreements and arrangements as in effect on the date hereof which, by their respective terms, became effective as a result of such Change in Control.

                         SECTION 5.18.  Employment Agreements.  The Company
                                        ----------------------
               shall use its reasonable efforts to cause each person whose name is set forth on Schedule 5.18 to enter into an employment agreement on the terms and conditions generally applicable to the category of employment agreement which will be offered to such person as set forth on such Schedule.


                                        ARTICLE VI

                                   Conditions Precedent
                                   --------------------

                         SECTION 6.01.  Conditions to Each Party's
                                        --------------------------
               Obligation To Effect the Merger.  The respective obligation
               --------------------------------
               of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

                         (a)  Shareholder Approval.  This Agreement shall
                              ---------------------
                    have been approved by the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock.

                         (b)  NYSE Listing.  The shares of Parent Company
                              -------------
                    Stock issuable to the Company's shareholders pursuant to this Agreement and under the Company Stock Plans shall have been approved for listing on the NYSE, subject to official notice of issuance.

                         (c)  HSR Act.  The waiting period applicable to
                              --------
                    the Merger under the HSR Act shall have been terminated or shall have expired.

                         (d)  No Injunctions or Restraints; Illegality.
                              -----------------------------------------
                    None of the parties hereto shall be subject to any statute, rule, regulation, decree, ruling, injunction or other order issued by any Governmental Entity of competent jurisdiction (an "Injunction") which prohibits, restrains, enjoins or restricts the consummation of the transactions contemplated by this Agreement; provided, however, that each of Parent and
                               --------  -------
                    Sub shall have used its best efforts, to the extent required pursuant to Section 5.07(a), to prevent any such injunction or other order, and to appeal as promptly as practicable any injunction or other order that may have been entered, including, without limitation, by proffering its willingness to accept an order embodying any arrangement required to be made by Parent or Sub pursuant to clause (a)(ii) of
                    Section 5.07 (and notwithstanding anything in this subsection (d) to the contrary, no terms, conditions or provisions of an order embodying such an arrangement shall constitute a basis for Parent or Sub asserting nonfulfillment of the conditions contained in this subsection (d)).

                         (e)  Form S-4.  The Form S-4 shall have become
                              ---------
                    effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

                         SECTION 6.02.  Conditions to Obligations of Parent
                                        -----------------------------------
               and Sub.  The obligations of Parent and Sub to effect the
               --------
               Merger are further subject to the following conditions:

                         (a)  Representations and Warranties.   The
                              -------------------------------
                    representations and warranties of the Company set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of the Company set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

                         (b)  Performance of Obligations of the Company.
                              ------------------------------------------
                    The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

                         (c)  Letters from Company Affiliates.  Parent
                              --------------------------------
                    shall have received from each person named in the letter referred to in Section 5.13(a) an executed copy of an agreement substantially in the form of Exhibit A hereto.

                         (d)  No Material Adverse Change.  At any time on
                              ---------------------------
                    or after the date of this Agreement there shall not have occurred any material adverse change in the business, properties, assets, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

                         (e)  Pooling Letters.  Parent shall have received
                              ----------------
                    each of the letters described in Sections 5.02(b) and 5.03(b) from Deloitte & Touche LLP and Coopers & Lybrand L.L.P., respectively.

                         SECTION 6.03.  Conditions to Obligations of the
                                        --------------------------------
               Company.  The obligation of the Company to effect the Merger
               --------
               is further subject to the following conditions:

                         (a)  Representations and Warranties.  The repre-
                              -------------------------------
                    sentations and warranties of Parent and Sub set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of Parent and Sub set forth in this Agree-ment that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and the Company shall have received a certificate signed on behalf of Parent by the chief executive officer and the chief financial officer of Parent to such effect.

                         (b)  Performance of Obligations of Parent and Sub.
                              ---------------------------------------------
                    Parent and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by the chief executive officer and the chief financial officer of Parent to such effect.

                         (c)  Tax Opinion.  On or prior to the date on
                              ------------
                    which the Form S-4 becomes effective, the Company shall have received the opinion of Simpson Thacher & Bartlett, counsel to the Company, based on certain letters provided by Parent, Sub and the Company, respectively, in the forms set forth in Schedules 6.03(c)(I) and (II) to this Agreement, to the effect that (i) the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, (ii) the Company, Parent and Sub will each be a party to that reorganization within the meaning of Section 368(b) of the Code, (iii) no income, gain or loss will be recognized for Federal income tax purposes by either the Company or Parent as a result of the consummation of the Merger, and (iv) no income, gain or loss will be recognized for Federal income tax purposes by shareholders of the Company upon the exchange in the Merger of shares of the Company solely for shares of Parent (except to the extent of any cash received in lieu of fractional shares).


                                        ARTICLE VII

                             Termination, Amendment and Waiver
                             ---------------------------------

                         SECTION 7.01.  Termination.  This Agreement may be
                                        ------------
               terminated, and the Merger contemplated hereby may be abandoned, at any time prior to the Effective Time, whether before or after approval of matters presented in connection with the Merger by the shareholders of the Company:

                         (a) by mutual written consent of Parent, Sub and
                    the Company;

                         (b) by either Parent or the Company:

                              (i) if, upon a vote taken at a duly held
                         Shareholders Meeting or any adjournment thereof, any required approval of the shareholders of the Company shall not have been obtained;


                             (ii) if the Merger shall not have been
                         consummated on or before May 15, 1996, unless the failure to consummate the Merger is the result of a breach of this Agreement by the party seeking to terminate this Agreement; provided, however, that
                                                   --------  -------
                         the passage of such period shall be tolled for any part thereof during which any party shall be subject to a nonfinal order, decree, ruling or action restraining, enjoining or otherwise prohibiting the consummation of the Merger or the calling or holding of the Shareholders Meeting; or


                            (iii) if any Governmental Entity of competent
                         jurisdiction shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

                         (c) by either Parent or Sub:

                              (i) if, prior to the Shareholders Meeting, a
                         takeover proposal is commenced, publicly proposed, publicly disclosed or communicated to the Company (or the willingness of any person to make a takeover proposal is publicly disclosed or communicated to the Company) and the Board of Directors of the Company or any committee thereof shall have withdrawn or modified in a manner adverse to Parent its approval or recommendation of the Merger or this Agreement, or approved or recommended any takeover proposal, or resolved to take any of the foregoing actions; or


                             (ii) if the Company shall have entered into
                         any agreement with respect to any superior proposal in accordance with Section 4.02(b); or

                         (d) by the Company in connection with entering
                    into a definitive agreement in accordance with
                    Section 4.02(b) or Section 4.02(e), as applicable, provided it has complied with all provisions thereof, including the notice provisions therein, and that it makes simultaneous payment of the Expenses and Termination Fee to the extent required hereunder.

                         (e) by Parent at any time during the period from
                    the date hereof to December 27, 1995 (or such earlier date elected by Parent pursuant to Section 4.02(e) or
                    Section 4.02(f)) (such period, the "Termination Period"), if Parent in its sole judgment determines, based on its due diligence review of the Company, that it is inadvisable to proceed with the Merger.

                         SECTION 7.02.  Effect of Termination.  In the
                                        ----------------------
               event of termination of this Agreement by either the Company or Parent as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Sub or the Company, other than the provisions of the first sentence of
               Section 3.01(p), the second sentence of Section 5.06(c),
               Section 5.11, this Section 7.02 and Article VIII and except to the extent that such termination results from the wilful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

                         SECTION 7.03.  Amendment.  This Agreement may be
                                        ----------
               amended by the parties hereto at any time before or after any required approval of matters presented in connection with the Merger by the shareholders of the Company; provided, however, that after any such approval, there shall
               --------  -------
               be made no amendment that by law requires further approval by such shareholders without the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                         SECTION 7.04.  Extension; Waiver.  At any time
                                        ------------------
               prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) subject to the proviso of Section 7.03, waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this

               Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.


                                       ARTICLE VIII

                                    General Provisions
                                    ------------------

                         SECTION 8.01.  Nonsurvival of Representations and
                                        ----------------------------------
               Warranties.  None of the representations and warranties in
               -----------
               this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This
               Section 8.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

                         SECTION 8.02.  Notices.  Except as otherwise
                                        --------
               provided in Section 4.02(f), all notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                         (a)  if to Parent or Sub, to

                              Johnson & Johnson
                              One Johnson & Johnson Plaza
                              New Brunswick, NJ 08933

                              Attention: Joseph S. Orban, Esq.

                              with a copy to:

                              Cravath, Swaine & Moore
                              Worldwide Plaza
                              825 Eighth Avenue
                              New York, NY 10019

                              Attention:  Robert A. Kindler, Esq.

                         (b)  if to the Company, to

                              Cordis Corporation
                              5200 Blue Lagoon Drive, Suite 200
                              Miami, FL 33126

                              Attention:  Ana Maria Gonzalez, Esq.

                              with a copy to:

                              Simpson Thacher & Bartlett
                              425 Lexington Avenue
                              New York, NY 10017

                              Attention:  Charles I. Cogut, Esq.

                         SECTION 8.03.  Definitions.  For purposes of this
                                        ------------
               Agreement:

                         (a) an "affiliate" of any person means another
                    person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;


                         (b)  "knowledge" of any person means actual
                    knowledge of the directors and executive officers of such person;

                         (c) "material adverse change" or "material adverse
                    effect" means, when used in connection with the Company or Parent, any change or effect that is materially adverse to the business, properties, assets, financial condition or results of operations of such party and its subsidiaries taken as a whole;

                         (d) "person" means an individual, corporation,
                    partnership, joint venture, association, trust, unin-corporated organization or other entity;

                         (e) a "subsidiary" of any person means another
                    person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indi-rectly by such first person;

                         (f) "superior proposal" has the meaning assigned
                    thereto in Section 4.02; and

                         (g) "takeover proposal" has the meaning assigned
                    thereto in Section 4.02.

                         SECTION 8.04.  Interpretation.  When a reference
                                        ---------------
               is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When-ever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

                         SECTION 8.05.  Counterparts.  This Agreement may
                                        -------------
               be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

                         SECTION 8.06.  Entire Agreement; No Third-Party
                                        --------------------------------
               Beneficiaries.  This Agreement and the Confidentiality
               --------------
               Agreement, (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and the Confidentiality Agreement and (b) except for the provisions of Article II and Section 5.10, are not intended to confer upon any person other than the parties any rights or remedies.

                         SECTION 8.07.  Governing Law.  This Agreement
                                        --------------
               shall be governed by, and construed in accordance with, the laws of the State of Florida, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

                         SECTION 8.08.  Assignment.  Neither this Agreement
                                        -----------
               nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any direct wholly owned corporate subsidiary of Parent, but no such assignment shall relieve Sub of any of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

                         SECTION 8.09.  Enforcement.  The parties agree
                                        ------------
               that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Florida or the State of New York or in Florida state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto
               (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Florida or the State of New York or any Florida state court in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and
               (c) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this

               Agreement in any court other than a Federal court sitting in the State of Florida or the State of New York or a Florida state court.


                         IN WITNESS WHEREOF, Parent, Sub and the Company
               have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                        JOHNSON & JOHNSON

                                          by /s/ Robert N. Wilson

                                            --------------------------
                                            Name:  Robert N. Wilson
                                            Title: Vice Chairman


                                        JNJ MERGER CORP.

                                          by /s/ J.S. Orban

                                            --------------------------
                                            Name:  J.S. Orban
                                            Title: President


                                        CORDIS CORPORATION

                                          by /s/ Robert C. Strauss

                                            --------------------------
                                            Name:   Robert C. Strauss
                                            Title:  Chairman, President and
                                                    Chief Executive Officer